Exhibit 11.1

                              MODERN CONTROLS, INC.

                        COMPUTATION OF PER SHARE EARNINGS


                                                         Years ended December 31
                                              ----------------------------------------------
                                                 1997              1996              1995
                                              ----------        ----------        ----------
BASIC
-----

Average shares outstanding                     6,418,731         6,447,201         6,791,340
                                              ----------        ----------        ----------

Net income                                    $3,728,028        $3,081,862        $2,570,308
                                              ----------        ----------        ----------

Basic per share amounts                       $     0.58        $     0.48        $     0.38
                                              ----------        ----------        ----------


DILUTED
-------

Average shares outstanding                     6,418,731         6,447,201         6,791,340

Net effect of dilutive stock options -
based on the treasury stock method                69,075            43,487            31,265
                                              ----------        ----------        ----------

Total                                          6,487,806         6,490,688         6,822,605
                                              ----------        ----------        ----------

Net Income                                    $3,728,028        $3,081,862        $2,570,308
                                              ----------        ----------        ----------

Diluted per share amounts                     $     0.57        $     0.47        $     0.38
                                              ----------        ----------        ----------


                                     eps-qtr

MODERN CONTROLS, INC.

COMPUTATION OF PER SHARE EARNINGS

                                                      1997
                                            --------------------------------------------------------------

                                             3 MOS            6 MOS.            9 MOS.            12 MOS.
                                            --------        ----------        ----------        ----------
BASIC
-----

Average shares outstanding                   6412084           6412875           6414999           6418731
                                            ========        ==========        ==========        ==========

Net income                                  $960,257        $1,844,657        $2,789,536        $3,728,028
                                            ========        ==========        ==========        ==========

Basic per share amounts                     $   0.15        $     0.29        $     0.43        $     0.58
                                            ========        ==========        ==========        ==========


DILUTED
-------

Average shares outstanding                   6412084           6412875           6414999           6418731

Net effect of dilutive stock options -
based on the treasury stock method             40163             46662             59777             69075
                                            --------        ----------        ----------        ----------

Total                                        6452247           6459537           6474776           6487806
                                            ========        ==========        ==========        ==========

Net income                                  $960,257        $1,844,657        $2,789,536        $3,728,028
                                            ========        ==========        ==========        ==========

Diluted per share amounts                   $   0.15        $     0.29        $     0.43        $     0.57
                                            ========        ==========        ==========        ==========

                                     eps-qtr


                                                        1996
                                               --------------------------------------------------------------

                                                 3 MOS           6 MOS.            9 MOS.            12 MOS.
                                               --------        ----------        ----------        ----------
BASIC
-----

Average shares outstanding                      6558012           6483797           6459288           6447201
                                               ========        ==========        ==========        ==========

Net income                                     $700,247        $1,468,308        $2,272,982        $3,081,862
                                               ========        ==========        ==========        ==========

Basic per share amounts                        $   0.11        $     0.23        $     0.35        $     0.48
                                               ========        ==========        ==========        ==========


DILUTED
-------

Average shares outstanding                      6558012           6483797           6459288           6447201

Net effect of dilutive stock options -
based on the treasury stock method                49242             44057             44908             43487
                                               --------        ----------        ----------        ----------

Total                                           6607254           6527854           6504196           6490688
                                               ========        ==========        ==========        ==========

Net income                                     $700,247        $1,468,308        $2,272,982        $3,081,862
                                               ========        ==========        ==========        ==========

Diluted per share amounts                      $   0.11        $     0.22        $     0.35        $     0.47
                                               ========        ==========        ==========        ==========